UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 27 , 2001
(Date of earliest event reported)

CAPTEC NET LEASE REALTY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1045281	38-3368333

(State of Other Jurisdiction	(Commission File No.)	(I.R.S. Employer

of Incorporation)		Identification No.)

24 Frank Lloyd Wright Drive, Lobby L, Fourth Floor, Ann Arbor Michigan 48106
(Address of Principal Executive Offices)

(734) 994-5505
(Registrant’s Telephone Number)

      Item 5.

      Other Events.

      On August 2, 2001 Captec Net Lease Realty, Inc. (“Captec”) was notified that a lawsuit had been filed against the Company in the Court of Chancery of the State of Delaware in and for New Castle County. The following is intended as a summary of this action and is qualified in its entirety by reference to the complaint filed in this action. The complaint is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

a.	Larriva v. Beach, et al., C.A. 19026 NC (Court of Chancery of the State of Delaware in and for New Castle County

      On July 27 a complaint was filed by Alfonso Larriva, a stockholder of Captec, individually and on behalf of an alleged class consisting of the public stockholders of Captec, other than the defendants and any person related to or affiliated with the defendants, against Captec and each of Captec’s directors individually in the Court of Chancery of the State of Delaware in and for New Castle County. The allegations of the complaint arise from a July 1, 2001 Agreement and Plan of Merger (the “Merger Agreement”) between Captec and Commercial Net Lease Realty, Inc. (“CNL”) which provides for the merger of Captec with and into CNL with CNL as the surviving corporation (the “Merger”). The complaint alleges, among other things, that the Merger is unfair to Captec’s stockholders and that the defendants breached fiduciary duties owed to plaintiffs and the alleged class by entering into the Merger. The complaint alleges that as part of the Merger, Patrick L. Beach, Captec’s Chairman, President and Chief Executive Officer, will enter into an asset purchase agreement, by which, Mr. Beach will acquire certain non-real estate assets of Captec (the “Asset Purchase) at far less than their actual value due to alleged unfair use by Mr. Beach, of inside information for the purpose of personal gain. The complaint further alleges that the alleged class will be irreparably damaged if the Merger is consummated. The complaint alleges that the merger consideration to be paid to Captec stockholders is unfair since it did not result from an appropriate consideration of the value of Captec. The complaint seeks a declaration that the suit is properly maintainable as a class action, that the Merger Agreement was entered into in breach of fiduciary duties by Individual Defendants and is unlawful and unenforceable; a preliminary and permanent injunction against the Merger Agreement and Asset Purchase and the consummation of the Merger, and compensatory damages and reasonable attorneys fees and expenses incurred by the alleged class; and such other relief as the court deems just and proper.

      On or about July 10, 2001, Mr. Larriva filed a class action complaint arising out of the Merger against the same defendants in the United States District Court for the Eastern District of Michigan. On or about August 3, 2001, Mr. Larriva voluntarily dismissed the action he filed in the United States District Court for the Eastern District of Michigan without prejudice. Captec believes the claims made by Mr. Larriva are without merit and intends to defend vigorously against them.

      Item 7.

      Exhibits.

Exhibit No

99.1	Complaint in Larriva v. Beach, et al., Del. Ch. C.A. No 19026 NC

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2001

/s/ W. Ross Martin Captec Net Lease Realty, Inc. W. Ross Martin Executive Vice President and Chief Financial Officer